Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Bruce L. Claflin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of 3Com Corporation on Form 10-K for the fiscal year ended June 3, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of 3Com Corporation.

Date:	August 5, 2005	By: /s/	BRUCE L. CLAFLIN

Name: Bruce L. Claflin

Title: President and Chief Executive Officer

I, Donald M. Halsted III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of 3Com Corporation on Form 10-K for the fiscal year ended June 3, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of 3Com Corporation.

Date:	August 5, 2005	By: /s/	DONALD M. HALSTED, III

Name: Donald M. Halsted, III

Title: Executive Vice President, Finance and Chief Financial Officer